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SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2002

THE TITAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6035	95-2588754
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

3033 Science Park Road San Diego, California	92121-1199
(Address of principal executive offices)	(Zip code)

(858) 552-9500
Registrant's telephone number, including area code

Item 5. Other Events and Regulation FD Disclosure.

        On July 30, 2002, The Titan Corporation (the "Company"), announced that the ratio of SureBeam Corporation (Nasdaq: SURE) shares owned by the Company to the number of Company common shares outstanding as of 5:00 p.m. EDT on July 26, 2002, the Record Date, is 0.6986. This ratio will be used to determine the SureBeam Corporation dividend to be received by the holders of Company common stock in connection with the tax-free spin-off of SureBeam Corporation by the Company. The distribution date will be August 5, 2002. A copy of the Company's Information Statement relating to the spin-off to be distributed to the holders of Company common stock is attached hereto as Exhibit 99.1.

Item 7. Exhibits.

99.1	Information Statement.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE TITAN CORPORATION

Dated: August 1, 2002	By:	/s/ MARK W. SOPP Mark W. Sopp Senior Vice President and Chief Financial Officer (Principal Financial Officer)

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Exhibits.
SIGNATURE